UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2014
VIRCO MFG. CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-8777	95-1613718

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2027 Harpers Way, Torrance, California 90501
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 533-0474
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Signatures

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 5, 2014, the Board of Directors (the “Board”) of Virco Mfg. Corporation (the “Company”) appointed Mr. Michael DiGregorio as an additional member of the Board, effective immediately. Mr. DiGregorio will serve as a Class III director with a term expiring at the 2016 Annual Meeting of Stockholders or until the election and qualification of his successor. There was no arrangement or understanding between Mr. DiGregorio and any other persons pursuant to which Mr. DiGregorio was selected as a director. At the present time, the Board has not yet determined if Mr. DiGregorio will serve on any committees of the Board.

As a non-employee director, Mr. DiGregorio will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the Company’s 2013 Proxy Statement, filed with the Securities and Exchange Commission on May 28, 2013.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION
Dated: February 7, 2014	By:	/s/ Robert A. Virtue
Robert A. Virtue
Chief Executive Officer and Chairman of the Board of Directors